UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 24, 2024

FTAC EMERALD ACQUISITION CORP.

(Exact name of registrant as specified in its charter)

Delaware	001-41168	86-2170416
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

2929 Arch Street, Suite 1703 Philadelphia, PA	19104
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (215) 701-9555

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☒	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Units, each consisting of one share of Class A common stock and one-half of one redeemable warrant	EMLDU	NASDAQ Capital Market
Class A common stock, par value $0.0001 per share	EMLD	NASDAQ Capital Market
Redeemable warrants, each whole warrant exercisable for one share of Class A common stock	EMLDW	NASDAQ Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

As previously disclosed, on July 24, 2024, FTAC Emerald Acquisition Corp. (the “Company” or “FTAC Emerald”) and Fold, Inc. (“Fold”) announced that they have entered into an Agreement and Plan of Merger (the “Merger Agreement”) by and among the Company, EMLD Merger Sub Inc., a wholly-owned subsidiary of the Company (“Merger Sub”), and Fold, pursuant to which, among other things, Merger Sub will be merged with and into Fold with Fold surviving the merger as a wholly-owned subsidiary of the Company (the “Merger” and, together with the other transactions contemplated by the Merger Agreement, the “Transactions”).

The Merger Agreement

Transactions

As a result of the Transactions, Fold will become subsidiaries of the Company, with the former stockholders of Fold becoming stockholders of the Company.

Treatment of Fold Securities

Fold Preferred Stock. Immediately prior to the effective time of the Merger (the “Effective Time”), Fold preferred stock will be converted into Fold common stock.

Fold Common Stock. At the Effective Time, Fold common stock will be converted into Company common stock.

Fold RSUs. At the Effective Time, outstanding Fold restricted stock units will be converted into an award of Company restricted stock units.

Consideration

The aggregate consideration to be paid in the Transactions will consist of shares of the Company’s Class A common stock based on Fold’s pre-money equity value of $365 million. In the event the 60-volume weighted average price of Bitcoin as of the day immediately prior to the closing of the Merger (the “Closing”) is greater than $90,000, the aggregate consideration to be paid in the Transactions will be increased by 20% of the increase in value of the amount of Bitcoin in Fold’s treasury as of July 24, 2024, up to a maximum of $54.75 million. There are no other adjustments to the consideration amount contemplated in the Merger Agreement.

Redemption Offer

Pursuant to the Company’s second amended and restated certificate of incorporation and in accordance with the terms of the Merger Agreement, the Company will be providing its public stockholders with the opportunity to redeem, in connection with the Closing, their shares of Company Class A common stock for cash equal to their pro rata share of the aggregate amount on deposit in the Company’s trust account, which holds the proceeds of the Company’s initial public offering, less taxes payable.

Representations, Warranties and Covenants

Each of the Company, Merger Sub and Fold have made representations, warranties and covenants in the Merger Agreement that are customary for transactions of this nature. The representations and warranties of the Company, Merger Sub and Fold will not survive the Closing. The assertions embodied in those representations, warranties and covenants were made for purposes of the contract among the respective parties and are subject to important qualifications and limitations agreed to by the parties in connection with negotiating such agreement. The representations, warranties and covenants in the Merger Agreement are also modified in important part by the underlying disclosure schedules which are not filed publicly and which are subject to a contractual standard of materiality different from that generally applicable to stockholders and were used for the purpose of allocating risk among the parties rather than establishing matters as facts. The Company does not believe that these schedules contain information that is material to an investment decision. Investors are not third-party beneficiaries under the Merger Agreement and should not rely on the representations, warranties and covenants or any descriptions thereof as characterizations of the actual state of facts or condition of the parties thereto or any of their respective subsidiaries or affiliates.

Conditions to Consummation of the Transactions

Consummation of the Transactions is conditioned upon, among other things:

(i)	receipt of the Company stockholder approval and the Fold stockholder approval;

(ii)	the expiration or termination of the waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended;

(iii)	the absence of any governmental order, statute, rule or regulation enjoining or prohibiting the consummation of the Transactions;

(iv)	the effectiveness of the Registration Statement under the Securities Act;

(v)	The Sponsor Support Agreement, the Sponsor Share Restriction Agreement and Subscription Agreements (collectively, the “Transaction Documents”) must be in full force and effect;

(vi)	the Company having at least $5,000,001 of net tangible assets (as determined in accordance with Rule 3a51-1(g)(1) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)) immediately following the Closing;

(vii)	solely with respect to the Company, (A) the representations and warranties of Fold being true and correct to applicable standards and each of the covenants of Fold having been performed or complied with in all material respects, (B) the delivery by Fold to the Company of the closing certificate and (C) the the delivery by Fold to the Company an executed counterpart of each of the Transaction Documents to which it is a party; and

(viii)	solely with respect to Fold, (A) the representations and warranties of the Company being true and correct to applicable standards and each of the covenants of the Company having been performed or complied with in all material respects (B) the receipt of the approval for listing by NASDAQ of the shares of Company Common Stock to be issued in connection with the Transactions and (C) the delivery by the Company to Fold of the closing certificate and (D) the the delivery by the Company to Fold an executed counterpart of each of the Transaction Documents to which it is a party.

Termination

The Merger Agreement may be terminated at any time prior to the Effective Time as follows:

(i)	by mutual written consent of the Company and Fold;

(ii)	by either the Company or Fold if the Transactions are not consummated by 5:00 p.m. (New York Time) on or prior to January 24, 2026, provided that the failure to consummate the Transactions by that date is not due to a material breach by the party seeking to terminate and which such breach is the proximate cause for the conditions to close not being satisfied;

(iii)	by either Company or Fold if a governmental entity shall have issued a law or final, non-appealable governmental order, rule or regulation permanently enjoining or prohibiting the consummation of the Merger, provided that, the party seeking to terminate cannot have breached its obligations under the Merger Agreement and such breach has proximately contributed to the governmental action, provided further that the governmental entity issuing such governmental order has jurisdiction over Fold and the Company with respect to the Transactions;

(iv)	by either Company or Fold if the Company stockholders do not approve the Merger Agreement due to the failure to obtain the required vote upon a vote held at a special meeting of Company stockholders or any adjournment;

(v)	by written notice from the Company to Fold if Fold breaches the Merger Agreement which results in a failure of a closing condition, and such breach is not cured within the earlier of (A) thirty (30) days after giving notice to Fold or (B) three (3) business days prior to January 24, 2026;

(vi)	by written notice from the Company to Fold if Fold fails to deliver audited financials by November 15, 2024;

(vii)	by written notice from the Company to Fold if Fold fails to obtain Fold stockholder approval of the Transactions;

(viii)	by written notice from Fold to the Company if the Company breaches the Merger Agreement which results in a failure of a closing condition, and such breach is not cured within the earlier of (A) thirty (30) days after giving notice to Fold or (B) three (3) business days prior to January 24, 2026;

(ix)	by written notice from Fold to the Company if the Company board publicly withdraws, modifies or changes, in any manner adverse to Fold, its recommendation to the Company stockholders to approve (A) the Transactions and the Merger Agreement; (B) an amendment of the Company’ governing documents to extend the Outside Date for consummating the Transactions, if applicable; and (C) any proposal to adjourn or postpone a meeting of stockholders of the Company to a later date if there are not sufficient votes to approve the Transactions; or

(x)	by written notice from Fold to the Company if NASDAQ ultimately determines that the Company cannot meet its initial listing requirements following the Effective Time (other than those which by their nature are to be satisfied as of immediately following the Closing).

If the Merger Agreement is validly terminated, no party thereto will have any liability or any further obligation to any other party under the Merger Agreement, with certain limited exceptions, including liability for any intentional and willful breach of the Merger Agreement.

 The Merger Agreement has been approved by the Company’s board of directors, and the board will recommend that the Company’s stockholders adopt the Merger Agreement and approve the Transactions.

This description of the Merger Agreement does not purport to be complete and is qualified in its entirety by the terms and conditions of the Merger Agreement, a copy of which is attached hereto as Exhibit 2.1 and is incorporated herein by reference.

Additional Agreements

In connection with the entry into the Merger Agreement, a number of additional agreements were entered into, or agreed to be entered into as contemplated by the Merger Agreement.

Sponsor Share Restriction Agreement

Concurrently with the execution and delivery of the Merger Agreement, Emerald ESG Sponsor, LLC and Emerald ESG Advisors, LLC (collectively, the “Sponsors”) entered into a Sponsor Share Restriction Agreement with the Company (the “Sponsor Share Restriction Agreement”). Pursuant to the Sponsor Share Restriction Agreement, at the Closing, (i) all Company warrants held by the Sponsors will be forfeited and cancelled, and (ii) approximately 5.3 million of the Sponsors’ founder shares (the “subject founder shares”) shall be subject to time-based transfer restrictions subject to early release as follows:

●	one-third of the subject founder shares shall remain subject to transfer restrictions until the earlier of (a) six months following the Closing or (b) the first date that the stock price exceeds $12.00 for 20 trading days of any consecutive 30 trading day period ending after the date that is 90 days after the Closing;

●	one-third of the subject founder shares shall remain subject to transfer restrictions until the earlier of (a) (x) in the event that the Company and Fold raise $50 million or more as of the Closing, one year following the Closing, and (y) in the event that the Company and Fold raise less than $50 million as of the Closing, two years following the Closing, or (b) the first date that the stock price exceeds $15.00 for 20 trading days of any consecutive 30 trading day period ending after the date that is 90 days after the Closing; and

●	one-third of the subject founder shares shall remain subject to transfer restrictions until the earlier of (a) ten years following the Closing or (b) the first date that the stock price exceeds $17.00 for 20 trading days of any consecutive 30 trading day period ending after the date that is 90 days after the Closing.

In the event that the Company and Fold raise less than $50 million from the date of the Merger Agreement through the second anniversary of the Closing, the Sponsors shall automatically forfeit for no additional consideration up to 1,000,000 subject founder shares, as described in the Sponsor Share Restriction Agreement.

This description of the Sponsor Share Restriction Agreement does not purport to be complete and is qualified in its entirety by the terms and conditions of the Sponsor Share Restriction Agreement, a copy of which is attached hereto as Exhibit 10.1 and is incorporated herein by reference.

Support Agreement

Concurrently with the execution of the Merger Agreement, the Company entered into a Support Agreement with (i) the Sponsors, (ii) Fold, and (iii) the Fold stockholders named therein (together with the Sponsors, the “Voting Parties” and each a “Voting Party”), pursuant to which the Voting Parties agreed to vote or cause to be voted all Company voting shares and all Fold voting securities that they beneficially own (i) in favor of (A) the Transactions and the Merger Agreement; (B) an amendment of the Company’ governing documents to extend the Outside Date for consummating the Transactions, if applicable; and (C) any proposal to adjourn or postpone a meeting of stockholders of the Company to a later date if there are not sufficient votes to approve the Transactions; (ii) against any action, proposal, transaction or agreement that could reasonably be expected to result in a breach under the Merger Agreement; and (iii) against (A) any proposal or offer from any person (other than the Company or Fold or any of their respective affiliates) concerning (1) a merger, consolidation, liquidation, recapitalization, share exchange or other business combination transaction involving the Company or Fold, as applicable, (2) the issuance or acquisition of shares of capital stock or other equity securities of the Company or Fold (other than as contemplated by the Merger Agreement), or (3) with respect to stockholders of Fold, the sale, lease, exchange or other disposition of any significant portion of Fold’s properties or assets; and (B) any action, proposal, transaction or agreement that could reasonably be expected to impede, interfere with, delay, discourage, adversely affect or inhibit the timely consummation of the Transactions or the fulfillment of a party’s conditions under the Merger Agreement or change in any manner the voting rights of any class of shares of the Company or Fold, as applicable (including any amendments to such party’s governing documents other than in connection with the Transactions).

The Support Agreement also provides that each holder of Fold voting securities appoints Will Reeves and any designee of Will Reeves, and each holder of Company common stock appoints Betsy Z. Cohen and Bracebridge H. Young, Jr., and each of them individually, as its proxies and attorneys-in-fact, to vote or act by written consent in accordance with the Support Agreement during the term thereof.

The Support Agreement generally prohibits the Voting Parties from transferring their Company voting shares or Fold voting securities prior to the consummation of the Transactions, other than to certain permitted transferees who become party to, and bound by, the Support Agreement. The Support Agreement will automatically terminate upon the earlier to occur of (i) the Closing and (ii) the termination of the Merger Agreement in accordance with its terms.

This description of the Support Agreement does not purport to be complete and is qualified in its entirety by the terms and conditions of the Support Agreement, a form of which is attached hereto as Exhibit 10.2 and is incorporated herein by reference.

Important Information About the Proposed Business Combination and Where to Find It

This document relates to a proposed transaction between Fold and FTAC Emerald. This document does not constitute an offer to sell or exchange, or the solicitation of an offer to buy or exchange, any securities, nor shall there be any sale of securities in any jurisdiction in which such offer, sale or exchange would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. The parties intend to file a registration statement on Form S-4 with the SEC, which will include a document that serves as a prospectus and proxy statement of FTAC Emerald, referred to as a proxy statement/prospectus. A proxy statement/prospectus will be sent to all FTAC Emerald stockholders. FTAC Emerald also will file other documents regarding the proposed transaction with the SEC. Before making any voting decision, investors and security holders of FTAC Emerald are urged to read the registration statement, the proxy statement/prospectus and all other relevant documents filed or that will be filed with the SEC in connection with the proposed transaction as they become available because they will contain important information about the proposed transaction.

Investors and security holders will be able to obtain free copies of the registration statement, the proxy statement/prospectus and all other relevant documents filed or that will be filed with the SEC by FTAC Emerald through the website maintained by the SEC at www.sec.gov. Alternatively, these documents, when available, can be obtained free of charge by directing a request to: FTAC Emerald Acquisition Corp., 2929 Arch Street, Suite 1703, Philadelphia, PA 19104, or by emailing info@cohencircle.com.

Participants in the Solicitation

Fold and FTAC Emerald and their respective directors and executive officers may be deemed to be participants in the solicitation of proxies from FTAC Emerald’s stockholders in connection with the proposed transaction. A list of the names of the directors and executive officers of FTAC Emerald and information regarding their interests in the business combination will be contained in the proxy statement/prospectus when available. You may obtain free copies of these documents as described in the preceding paragraph.

This communication does not constitute an offer to sell or the solicitation of an offer to buy any securities or a solicitation of any vote or approval, nor shall there be any sale of any securities in any state or jurisdiction in which such offer, solicitation, or sale would be unlawful prior to registration or qualification under the securities laws of such other jurisdiction.

Forward-Looking Statements

The information in this current report on Form 8-K includes “forward-looking statements” within the meaning of the federal securities laws with respect to the proposed transaction between Fold and FTAC Emerald. Forward-looking statements may be identified by the use of words such as “estimate,” “plan,” “project,” “forecast,” “intend,” “will,” “expect,” “anticipate,” “believe,” “seek,” “target” or other similar expressions that predict or indicate future events or trends or that are not statements of historical matters. These forward-looking statements include, but are not limited to, statements regarding estimates and forecasts regarding Fold’s business, net proceeds from the proposed transaction, potential benefits of the proposed transaction and the potential success of Fold’s market and growth strategies, and expectations related to the terms and timing of the proposed transaction. These statements are based on various assumptions and on the current expectations of FTAC Emerald and Fold’s management and are not predictions of actual performance. These forward-looking statements are provided for illustrative purposes only and are not intended to serve as, and must not be relied on by any investor as, a guarantee, an assurance, a prediction or a definitive statement of fact or probability. Actual events and circumstances are difficult or impossible to predict and will differ from assumptions. Many actual events and circumstances are beyond the control of FTAC Emerald and Fold. These forward-looking statements are subject to a number of risks and uncertainties, including: (i) the risk that the proposed transaction may not be completed in a timely manner or at all; (ii) the risk that the proposed transaction may not be completed by FTAC Emerald ‘s business combination deadline and the potential failure to obtain an extension of the business combination deadline if sought by FTAC Emerald; (iii) the failure to satisfy the conditions to the consummation of the proposed transaction, including the approval of the proposed transaction by the stockholders of FTAC Emerald and the receipt of certain governmental and regulatory approvals; (iv) the failure to realize the anticipated benefits of the proposed transaction; (v) the effect of the announcement or pendency of the proposed transaction on Fold’s business relationships, performance, and business generally; (vi) the outcome of any legal proceedings that may be instituted against FTAC Emerald or Fold related to the business combination agreement or the proposed transaction; (vii) the ability to maintain the listing of FTAC Emerald’s securities on the NASDAQ; (viii) the ability to address the market opportunity for Fold’s products and services; (ix) the risk that the proposed transaction may not generate the expected net proceeds for the combined company; (x) the ability to implement business plans and other expectations after the completion of the proposed transaction, and identify and realize additional opportunities; (xi) the occurrence of any event, change or other circumstance that could give rise to the termination of the business combination agreement; (xii) the risk of downturns, new entrants and a changing regulatory landscape in the highly competitive industry in which Fold operates; and (xiii) those factors discussed in FTAC Emerald’s filings with the SEC under the headings “Risk Factors,” and other documents of FTAC Emerald filed, or to be filed, with the SEC. If any of these risks materialize or Fold’s assumptions prove incorrect, actual results could differ materially from the results implied by these forward-looking statements. There may be additional risks that neither FTAC Emerald nor Fold presently know or that FTAC Emerald and Fold currently believe are immaterial that could also cause actual results to differ from those contained in the forward-looking statements. In addition, forward-looking statements reflect FTAC Emerald’s and Fold’s expectations, plans or forecasts of future events and views as of the date of this report. While FTAC Emerald and Fold may elect to update these forward-looking statements at some point in the future, each specifically disclaims any obligation to do so. These forward-looking statements should not be relied upon as representing FTAC Emerald’s and Fold’s assessments as of any date subsequent to the date of this press report. Accordingly, undue reliance should not be placed upon the forward-looking statements.

Item 9.01.  Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description
2.1	Agreement and Plan of Merger, dated July 24, 2024, by and among FTAC Emerald Acquisition Corp., FTAC EMLD Merger Sub Inc. and Fold, Inc.*

10.1	Sponsor Share Restriction Agreement, dated July 24, 2024, by and among FTAC Emerald Acquisition Corp., Emerald ESG Sponsor, LLC and Emerald ESG Advisors, LLC.

10.2	Support Agreement by and among FTAC Emerald Acquisition Corp., Emerald ESG Sponsor, LLC and Emerald ESG Advisors, LLC Fold, Inc. and certain holders of Fold named therein.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

*	Schedules and other similar attachments to this Exhibit have been omitted in accordance with Regulation S-K Item 601(b)(2). The Registrant agrees to furnish supplementally a copy of all omitted schedules to the Securities and Exchange Commission upon its request.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: July 25, 2024	FTAC EMERALD ACQUISITION CORP.

	By:	/s/ Bracebridge H. Young, Jr.
	Name:	Bracebridge H. Young, Jr.
	Title:	President and Chief Executive Officer